UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	001-35933	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indemnification Agreements with Mark W. Brugger and James L. Francis

On September 11, 2013, Chambers Street Properties (the “Company”) entered into the Company’s form indemnification agreements with Mark W. Brugger and James L. Francis, newly appointed independent trustees of the Company, whereby the Company agreed to indemnify Mr. Brugger and Mr. Francis under certain circumstances in their capacities as trustees of the Company.

The above description of the indemnification agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of indemnification agreement, which was filed as Exhibit 10.1 to the current report on Form 8-K dated June 26, 2013, and is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The size of the Company’s Board of Trustees has been increased from five to seven members in accordance with Section 3.02 of the Company’s Fourth Amended and Restated Bylaws. The Board of Trustees has made the following appointments:

Appointment of Mark W. Brugger as Independent Trustee

On September 11, 2013, the Board of Trustees appointed Mark W. Brugger to serve as an independent trustee of the Company. In connection with Mr. Brugger’s appointment as an independent trustee, the Board of Trustees appointed Mr. Brugger to serve as a member of each of the Audit Committee and the Compensation Committee, and Mr. James M. Orphanides stepped down as a member of the Audit Committee. In connection with his service on the Board of Trustees, Mr. Brugger will receive $100,000 per year and $2,000 per scheduled Board of Trustees and committee meeting attended (other than quarterly Board of Trustees meetings and committee meetings scheduled concurrent with quarterly Board of Trustees meetings) and will receive an annual equity grant of 5,000 shares. As a member of the Audit Committee, Mr. Brugger will receive $10,000 per year and as a member of the Compensation Committee, Mr. Brugger will receive $5,000 per year. Mr. Brugger will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Trustees.

Mr. Brugger is a founder of DiamondRock Hospitality Company (“DiamondRock”) where he has served as Chief Executive Officer and a member of the Board of Directors since September 1, 2008. Until he was promoted to his current role, Mr. Brugger served as DiamondRock’s Executive Vice President, Chief Financial Officer and Treasurer since its formation in 2004. Previously, Mr. Brugger served Marriott International in a number of roles, including as the Chief Executive Officer of Marriott International’s synthetic fuels company from 2001 to 2004 and as Vice President of Project Finance from 2000 to 2004. From 1997 to 2000, Mr. Brugger served as Vice President of Investment Sales at Transwestern Commercial Services. From 1995 to 1997, Mr. Brugger was the Land Development Director for Brookfield Residential, formerly Coscan Washington, Inc. Mr. Brugger received a Juris Doctor cum laude from the American University Washington College of Law in 1995 and a B.A. from the University of Maryland at College Park in 1992. Mr. Brugger is 43 years old.

Appointment of James L. Francis as Independent Trustee

On September 11, 2013, the Board of Trustees appointed James L. Francis to serve as an independent trustee of the Company. In connection with Mr. Francis’s appointment as an independent trustee, the Board of Trustees appointed Mr. Francis to serve as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee, and Mr. James M. Orphanides stepped down as a member of the Audit Committee and Mr. Louis P. Salvatore stepped down as a member of the Nominating and Corporate Governance Committee. In connection with his service on the Board of Trustees, Mr. Francis will receive $100,000 per year and $2,000 per scheduled Board of Trustees and committee meeting attended (other than quarterly Board of Trustees meetings and committee meetings scheduled concurrent with quarterly Board of Trustees meetings) and will receive an annual equity grant of 5,000 shares. As a member of the Audit Committee, Mr. Francis will receive $10,000 per year and as a member of the Nominating and Corporate Governance Committee, Mr. Francis will receive $5,000 per year. Mr. Francis will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Trustees.

Mr. Francis is President and Chief Executive Officer and a Trustee of Chesapeake Lodging Trust, a lodging REIT (“Chesapeake”), positions he has held since Chesapeake’s formation. Prior to co-founding Chesapeake, Mr. Francis served as the President and Chief Executive Officer and a director of Highland Hospitality Corporation (“Highland”), positions that he held from Highland’s IPO in December 2003 to its sale in July 2007. Following the sale of Highland, Mr. Francis served as a consultant to the affiliate of JER Partners that acquired Highland until September 2008. Since September 2008, until Chesapeake’s formation, Mr. Francis was a private investor. From June 2002 until joining Highland in December 2003, Mr. Francis served as the Chief Operating Officer, Chief Financial Officer and Treasurer of Barceló Crestline Corporation (“Barceló”), and served as Executive Vice President and Chief Financial Officer of Crestline Capital Corporation (“Crestline Capital”), prior to its acquisition by Barceló, from December 1998 to June 2002. Prior to the spin-off of Crestline Capital from Host Hotels & Resorts, Inc. (formerly Host Marriott Corporation, “Host Marriott”), Mr. Francis held various finance and strategic planning positions with Host Marriott and Marriott International, Inc. (“Marriott International”). From June 1997 to December 1998, Mr. Francis held the position of Assistant Treasurer and Vice President Corporate Finance for Host Marriott, where he was responsible for Host Marriott’s corporate finance function, business strategy and investor relations. Over a period of ten years, Mr. Francis served in various capacities with Marriott International’s lodging business, including Vice President of Finance for Marriott Lodging from 1995 to 1997; Brand Executive, Courtyard by Marriott from 1994 to 1995; Controller for Courtyard by Marriott and Fairfield Inn from 1993 to 1994; Director of Finance and Strategic Planning for Courtyard by Marriott and Fairfield Inn from 1991 to 1993; and Director of Hotel Development Finance from 1987 to 1991. Mr. Francis received his B.A. in Economics and Business from Western Maryland College and earned an M.B.A. in Finance and Accounting from Vanderbilt University. Mr. Francis is 51 years old.

Item 7.01	Regulation FD Disclosure.

In exchange for services provided to the Company with respect to its formation and subsequent operations, on July 1, 2004 CBRE REIT Holdings LLC (“REIT Holdings”) was granted the Class B limited partnership interest (the “Class B Interest”) in CSP Operating Partnership, LP (“CSP OP”), the terms of which are more fully described in the third amended and restated agreement of limited partnership of CSP OP. REIT Holdings is an affiliate of the Company’s former investment advisor, CBRE Advisors, LLC, and certain of the Company’s officers and employees own distribution interests in REIT Holdings. A mandatory redemption of the Class B Interest by CSP OP was triggered by the listing of the Company’s common shares on the New York Stock Exchange on May 21, 2013 (the “Listing”).

The consideration (if any) to be received by REIT Holdings for the Class B Interest (“Consideration”) will be 15% of the total market value of the Company’s listed common shares above a threshold amount ( the “Class B Return Threshold”) equal to (i) the total capital contributions made to CSP OP by the Company and (ii) a 7% annual, uncompounded return on such capital contributions. The calculation of the Consideration (if any) will be based upon the total number of the Company’s listed common shares multiplied by the average per share closing price of the Company’s common shares for the 30 day period (the “30-Day Market Value”) beginning on October 19, 2013, which is the 151st day after the Listing, and ending on November 17, 2013, which is the 180th day after the Listing. The Consideration (if any) will therefore be 15% of the amount by which the 30-Day Market Value exceeds the Class B Return Threshold. The Company currently estimates the Class B Return Threshold to be an amount equal to the total number of the Company’s listed common shares multiplied by approximately $10.13 per share. If, however, the 30-Day Market Value does not exceed the Class B Return Threshold, the Class B Interest will be redeemed at no cost and will no longer be outstanding. Consideration (if any) will be paid within 10 business days of the determination of the 30-Day Market Value, and may be in the form of cash or common shares as determined by the Company’s Board of Trustees.

The information in this Item 7.01 is deemed “furnished” and not filed under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Capital One Term Loan

On September 12, 2013, the Company and CSP OP entered into an unsecured term loan in the amount of $120,000,000 (the “Capital One Term Loan”) with Capital One, National Association (“Capital One”) and certain other lenders. Upon closing the Capital One Term Loan, CSP OP simultaneously entered into an interest rate swap agreement with Capital One to effectively fix the interest rate on the Capital One Term Loan at 4.42125% per annum for its entire term until the Capital One Term Loan’s scheduled maturity on January 31, 2021, based upon the Capital One Term Loan’s current stated applicable margin. This applicable margin, and therefore the effective interest rate on the Capital One Term Loan, may vary during its term (i) from a 0.20% reduction to a 0.35% increase based upon the then current leverage ratio, or (ii) from a 0.55% reduction to a 0.25% increase based upon our then current credit rating. The Capital One Term Loan contains customary representations and warrants and covenants. During the term of the Capital One Term Loan, the Company has agreed to comply with certain financial covenants related to its ratio of total indebtedness to total asset value, ratio of adjusted EBITDA to fixed charges, ratio of secured indebtedness to total asset value, ratio of unsecured indebtedness to unencumbered asset value, ratio of unencumbered net operating income to unsecured interest expense and its minimum tangible net worth. The Company is using the majority of the proceeds from the Capital One Term Loan to repay a portion of its borrowings under the credit agreement dated September 13, 2012 between the Company, CSP OP and a group of lenders (as filed on Form 8-K on September 19, 2012) and amended on March 7, 2013 (as filed on Form 8-K on March 13, 2013).

Fourth Quarter Distribution

On September 11, 2013, the Board of Trustees of the Company approved a monthly distribution of $0.042 per common share to be paid on November 7, 2013 to the holders of record of common shares as of October 31, 2013.

This Current Report on Form 8-K contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties: our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our products, operations and business; and the use of the proceeds of any offerings of securities. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements: general volatility of the securities markets in which we participate; national, regional and local economic climates; changes in supply and demand for industrial and office properties; adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs; availability and credit worthiness of prospective tenants; our ability to maintain rental rates and maximize occupancy; our ability to identify and secure acquisitions; our failure to successfully manage growth or operate acquired properties; our pace of acquisitions and/or dispositions of properties; risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits); payment of distributions from sources other than cash flows and operating activities; receiving corporate debt ratings and changes in the general interest rate environment; availability of capital (debt and equity); our ability to refinance existing indebtedness or incur additional indebtedness; failure to comply with our debt covenants; unanticipated increases in financing and other costs, including a rise in interest rates; the actual outcome of the resolution of any conflict; material adverse actions or omissions by any of our joint venture partners; our ability to operate as a self-managed company; availability of and ability to retain our executive officers and other qualified personnel; future terrorist attacks in the United States or abroad; the ability of CSP OP to qualify as a partnership for U.S. federal income tax purposes; our ability to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; foreign currency fluctuations; changes to accounting principles and policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; environmental, regulatory and/or safety requirements; and other factors discussed under Item 1A Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012 and those factors that may be contained in any filing we make with the Securities and Exchange Commission, including Part II, Item 1A of Form 10-Qs. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

September 17, 2013	By:	/S/ MARTIN A. REID
	Name:	Martin A. Reid
	Title:	Chief Financial Officer

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